News Release

FOR IMMEDIATE RELEASE

WARNER CHILCOTT ACQUIRES P&G’S GLOBAL PHARMACEUTICALS BUSINESS

P&G Focuses on Winning in Consumer Health Care

CINCINNATI, OH and ARDEE, IRELAND, Aug. 24, 2009 – The Procter & Gamble Company (NYSE: PG) and Warner Chilcott plc (Nasdaq: WCRX) today announced an agreement for the sale of P&G’s global pharmaceuticals business to Warner Chilcott for an up-front cash payment of $3.1 billion.

Under the terms of the agreement, Warner Chilcott, a leading specialty pharmaceuticals company, will acquire P&G’s portfolio of branded pharmaceutical products, including Asacol® HD (mesalamine) Delayed-Release Tablets for ulcerative colitis, Actonel® (risedronate sodium) for osteoporosis, and the co-promotion rights to Enablex® (darifenacin) for the treatment of overactive bladder, as well as P&G’s prescription drug product pipeline and manufacturing facilities in Puerto Rico and Germany.  In addition, the majority of the 2,300 employees working on P&G’s pharmaceuticals business are expected to transfer to Warner Chilcott.  Both companies expect the transaction to close by the end of the 2009 calendar year, pending necessary regulatory approvals.

“The acquisition of the P&G pharmaceutical brands and employee talent is a transformational, strategic move for us,” said Roger Boissonneault, president and chief executive officer of Warner Chilcott.  “The acquisition transforms Warner Chilcott into a global pharmaceutical company, expands our presence in women’s healthcare, establishes us in the urology market in advance of the anticipated launch of our erectile dysfunction treatments, and adds gastroenterology therapies to our product portfolio.”

“This move enables us to focus singularly on winning in consumer health care – Personal Health Care, Oral Care and Feminine Care,” said Bob McDonald, president and chief executive officer of Procter & Gamble.

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McDonald extended special thanks to P&G’s pharmaceuticals employees.  “These men and women have built a large and profitable global business which has improved millions of lives,” he said.  “Their welfare was a key consideration in the choice of a buyer.  We are deeply grateful to them and are glad they’ll be able to continue this work as part of another great company.”

P&G said it believes Warner Chilcott will be a stronger and better investor in P&G’s pharmaceutical assets, brands and capabilities because of Warner Chilcott’s focus to grow its pharmaceuticals business, versus P&G’s decision to prioritize investments on its consumer health care businesses.

The sale of P&G’s pharmaceuticals business to Warner Chilcott for a price of $3.1 billion will result in a one-time earnings increase for P&G of approximately $1.4 billion after-tax, or approximately $0.44 per share.  P&G also said it expects EPS dilution in the range of $0.10 to $0.12 per share in fiscal year 2010 due to the lost earnings from the business and stranded overhead costs.  These figures assume the transaction will close on November 1, 2009.  P&G said that annualized EPS dilution would likely be in the range of $0.16 to $0.18 per share.  The specific timing for the completion of the transaction will be subject to certain regulatory approvals and other conditions set forth in the purchase agreement.  If the actual closing timing differs from the date noted above, there will be adjustments to the sale price, per the agreement between the companies.  Updated financial impacts will be provided when the transaction is completed.

For Warner Chilcott, the acquisition expands its presence in existing specialty pharmaceutical markets and provides access to new physician offices in 14 countries.  In addition, Warner Chilcott will acquire P&G’s pharmaceutical development capabilities and clinical pipeline, which is expected to broaden Warner Chilcott’s product portfolio in future years.  On a preliminary, unaudited basis, P&G's pharmaceuticals business had revenues of approximately $2.3 billion, and net income of approximately $540 million for the year ended June 30, 2009.  Warner Chilcott intends to finance the acquisition with debt proceeds and has received commitments from a group of lenders to provide senior secured debt facilities and a senior unsecured bridge facility.

             Warner Chilcott’s legal advisor is Davis Polk & Wardwell, LLP and lead financial advisors are J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.  Also advising Warner Chilcott are BofA Merrill Lynch, Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Citigroup Global Markets Inc.   Procter & Gamble's financial advisor is Goldman Sachs and its legal advisor is Covington & Burling, LLP.

Conference Calls
             Warner Chilcott will host a conference call open to all interested parties, on Monday, August 24, 2009 beginning at 9:00 a.m. ET.  The number to call within the United States and Canada is (877) 852-6581. Participants outside the United States and Canada should call (719) 325-4804. Investors and other interested parties may also access the conference call via a simultaneous audio webcast by visiting http://ir.wcrx.com and clicking on Events & Presentations. A replay of the conference call will be available for two weeks following the call and can be accessed by dialing (888) 203-1112 from within the United States and Canada or (719) 457-0820 from outside the United States and Canada. The replay ID number is 7292431.

P&G will host a conference call regarding this transaction on Monday, August 24, 2009 beginning at 9:00 a.m. ET.  President and Chief Executive Officer Bob McDonald and Chief Financial Officer Jon R. Moeller will discuss the announcement.  Media and investors can access the live webcast at www.pg.com/investors.  An audio replay will be available for one week following the call and can be accessed by dialing (888) 286-8010 or (617) 801-6888, confirmation code 8633120.  The webcast will also be available for replay at www.pg.com/investors.

P&G Forward Looking Statements
All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully manage ongoing acquisition and divestiture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes designed to support our growth strategies, while successfully identifying, developing and retaining key employees; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, competition law matters and tax policy), and to resolve pending matters within current estimates; (7) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (8) the ability to successfully manage currency (including currency issues in certain countries, such as Venezuela, China and India), debt, interest rate and commodity cost exposures and significant credit or liquidity issues; (9) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to a global or regional credit crisis or terrorist and other hostile activities; (10) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (11) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (12) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (13) the ability to stay close to consumers in an era of increased media fragmentation; (14) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands; and (15) the ability to rely on and maintain key information technology systems.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Warner Chilcott Forward Looking Statements
              This press release contains forward-looking statements, including statements concerning our operations, our economic performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness; competitive factors in the industry in which we operate (including the approval and introduction of generic or branded products that compete with our products); our ability to protect our intellectual property; a delay in qualifying our manufacturing facility to produce our products or production or regulatory problems with either third party manufacturers upon whom we may rely for some of our products or our own manufacturing facilities; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, the continued consolidation of the distribution network through which we sell our products, including wholesale drug distributors and the growth of large retail drug store chains; the loss of key senior management or scientific staff; adverse outcomes in our outstanding litigation or an increase in the number of litigation matters to which we are subject; government regulation affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended; and other risks detailed from time-to-time in our public filings, financial statements and other investor communications.

          We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

About Procter & Gamble
Three billion times a day, P&G brands touch the lives of people around the world. P&G has one of the strongest portfolios of quality, leadership brands in consumer health and wellness, including Align®, Always®, Crest®, Metamucil®, Oral-B®, Pepto-Bismol®, Prilosec OTC®, Scope®, Tampax®, and Vicks®, in addition to its trusted consumer brands, including Ariel®, Braun®, Bounty®, Charmin®, Dawn®, Downy®, Duracell®, Gillette®, Head & Shoulders®, Iams®, Lenor®, Mach3®, Olay®, Pantene®, Pampers®, Pringles®, Tide®, Wella®, and Whisper®. The P&G community consists of approximately 135,000 employees working in about 80 countries worldwide.  Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

About Warner Chilcott
Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare and dermatology segments of the U.S. pharmaceuticals market.  It is a fully integrated company with internal resources dedicated to the development, manufacturing and promotion of its products.  WCRX-G

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Procter & Gamble Contacts:
News Media - Tom Millikin, 513.622.1522
Investors/Analysts - John Chevalier, 513.983-9974

Warner Chilcott Contacts:
News Media - Juliane Snowden of Burns McClellan, 212.213.0006 ext. 343
Investors/Analysts - Rochelle Fuhrmann, 973.442.3281